Exhibit 99.6



                           CorTS(R) SUPPLEMENT 2006-2



                                     between



                           STRUCTURED PRODUCTS CORP.,
                                   as Trustor
                                       and



                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                     as Trustee and Securities Intermediary



                       CorTS(R) Trust VI For IBM Debentures


                                TABLE OF CONTENTS

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                                                                                                        Page
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Section 1.      Certain Defined Terms......................................................................1
Section 2.      Creation and Declaration of Trust; Sale of Underlying Securities; Acceptance by
                Trustee....................................................................................6
Section 3.      Designation................................................................................6
Section 4.      Date of the Certificates...................................................................7
Section 5.      CorTS Principal Balance and Denominations; I/O Certificates; Additional Underlying
                Securities.................................................................................7
Section 6.      Currency of the Certificates...............................................................8
Section 7.      Form of Securities.........................................................................8
Section 8.      Call Warrants.............................................................................10
Section 9.      Certain Provisions of Base Trust Agreement Not Applicable.................................11
Section 10.     Distributions.............................................................................11
Section 11.     Termination of Trust......................................................................15
Section 12.     Limitation of Powers and Duties...........................................................16
Section 13.     Compensation of Trustee...................................................................17
Section 14.     Modification or Amendment.................................................................17
Section 15.     Accounting................................................................................18
Section 16.     No Investment of Amounts Received on Underlying Securities................................18
Section 17.     No Event of Default.......................................................................18
Section 18.     Notices...................................................................................18
Section 19.     Access to Certain Documentation...........................................................19
Section 20.     Advances..................................................................................19
Section 21.     Withholding Taxes.........................................................................19
Section 22.     Ratification of Agreement.................................................................19
Section 23.     Counterparts..............................................................................19
Section 24.     Governing Law.............................................................................19
Section 25.     Establishment of Certificate Account......................................................20
Section 26.     Certificates of Compliance................................................................20
Section 27.     Appointment of Co-Trustee.................................................................20
Section 28.     Securities Provisions for I/O Certificates................................................20
Section 29.     Reporting Obligations.....................................................................21
Section 30.     Statement of Intent.......................................................................21

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
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

Section 31.     Filing of Partnership Returns.............................................................21
Section 32.     "Financial Assets" Election...............................................................22
Section 33.     Trustee's Entitlement Orders..............................................................22
Section 34.     Conflict with Other Agreements............................................................22
Section 35.     Additional Trustee and Securities Intermediary Representations............................22
Section 36.     [Reserved]................................................................................23
Section 37.     Report to Certificateholders..............................................................23

Exhibit A   --  Identification of the Underlying Securities as of Closing Date
Exhibit B   --  Terms of the CorTS as of Closing Date
Exhibit C   --  Form of CorTS
Exhibit D   --  Form of Call Warrant
Exhibit E   --  Terms of the I/O Certificates
Exhibit F   --  Form of the I/O Certificates
Exhibit G   --  Allocation Percentages

            CorTS(R) SUPPLEMENT 2006-2, dated as of October, 2006, 2006 (this "Series Supplement"), between STRUCTURED PRODUCTS CORP., a Delaware corporation, as trustor (the "Trustor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary").

                              PRELIMINARY STATEMENT

      Pursuant to the Base Trust Agreement, dated as of September 19, 2006 (the "Base Trust Agreement" and, as supplemented pursuant to this Series Supplement, the "Agreement"), between the Trustor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust. Section 5.13 of the Base Trust Agreement provides that the Trustor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust subject to the terms hereof. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Base Trust Agreement.

      Pursuant to this Series Supplement, the Trustor and the Trustee shall create and establish a new trust to be known as CorTS(R) Trust VI For IBM Debentures, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the CorTS(R) Callable Trust Certificates, and the Trustor and the Trustee shall herein specify certain terms and conditions in respect thereof.

      The CorTS - Callable Trust Certificates shall be Fixed Rate Certificates issued in two Classes, the CorTS Certificates (the "CorTS") and the I/O Certificates (the "I/O Certificates" and, together with the CorTS, the "Certificates") The Trust also is issuing call options with respect to $60,000,000 principal amount of Underlying Securities (the "Call Warrants").

      On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Trustor, an authorized officer of the Trustor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Base Trust Agreement.

      Section 1. Certain Defined Terms. a) All terms used in this Series Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto. The Trustor shall constitute the Depositor for purposes of the Base Trust Agreement. Any reference herein to a "beneficial interest" in a security also shall mean a security entitlement with respect to such security, and any reference herein to a "beneficial owner" or "beneficial holder" of a security also shall mean the holder of a security entitlement with respect to such security.

      (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

      "761 Election": Shall have the meaning set forth in Section 30 of this Series Supplement.

      "Acceleration": Means the acceleration of the maturity of the Underlying Securities after the occurrence of any default on the Underlying Securities other than a Payment Default.

      "Agreement": Shall have the meaning specified in the Preliminary Statement to this Series Supplement.

      "At-the-Money": Shall have the meaning set forth in Section 10(j)(C) of this Series Supplement.

      "Bankruptcy Event": Shall have the meaning given to such term in the Call Warrant.

      "Base Trust Agreement": Shall have the meaning specified in the Preliminary Statement to this Series Supplement.

      "Business Day": Means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

      "Call Warrant": Shall have the meaning specified in the Preliminary Statement to this Series Supplement.

      "Certificate Account": Means, with respect to this Series, the Eligible Account, which shall be a securities account established and maintained by the Securities Intermediary in the Trustee's name, to which the Underlying Securities and all payments made on or with respect to the related Underlying Securities shall be credited.

      "Certificateholder" or "Holder": Means, with respect to any Certificate, the holder thereof.

      "Closing Date": Means October 20, 2006.

      "CorTS Allocation Percentage": Means, as of any date, the percentage under the column "CorTS Allocation Percentage" on Exhibit G hereto opposite the Scheduled Allocation Date which immediately precedes or coincides with such date.

      "CorTS Certificateholders": Means the Holders of the CorTS.

      "CorTS Fixed Payment": Means a portion of each equal semiannual installment of interest payable on the Underlying Securities on each June 1 and December 1 or, if any such day is not a Business Day, then the immediately following Business Day, except that the final installment of interest will be payable on December 1, 2096, commencing on December 1, 2006 through and including December 1, 2096, such that the CorTS receive interest distributions at a rate per annum equal to 6.375% on their Certificate Principal Balance.

      "CorTS Maturity Date": Means December 1, 2096, subject to adjustment as provided in Section 10(g) of this Series Supplement.

      "Collection Period": Means the period from (but excluding) the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), through and including the current Distribution Date.

      "Commission": Means the Securities and Exchange Commission.

      "Corporate Trust Office": Means U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or such other corporate trust office as the Trustee shall designate in writing to the Trustor and the Certificateholders.

      "Depositary": Means DTC.

      "Distribution Date": Means any Scheduled Distribution Date, the CorTS Maturity Date or any Special Distribution Date.

      "DTC": Means The Depository Trust Company.

      "Euroclear": Means Euroclear Bank S.A./N.V., as operator of Euroclear (or any successor thereto).

      "Exchange Act" Means the Securities Exchange Act of 1934, as amended.

      "I/O Allocation Percentage": Means, as of any date, the percentage under the column "I/O Allocation Percentage" on Exhibit G hereto opposite the Scheduled Allocation Date which immediately precedes or coincides with such date.

      "I/O Certificateholders": Means the Holders of the I/O Certificates.

      "I/O Fixed Payment": Means, for each of a portion of each equal semiannual installment of interest payable on the Underlying Securities on each June 1 and December 1 or, if any such day is not a Business Day, then the immediately following Business Day, except that the final installment of interest will be payable on December 1, 2096, commencing on December 1, 2006 through and including December 1, 2096, such that the I/O Certificates receive interest distributions at a rate per annum equal to 0.75% on their Notional Amount.

      "I/O Maturity Date": Means December 1, 2096, subject to adjustment as provided in Section 10(g) of this Series Supplement.

      "I/O Payment Amount": Means the present value of any scheduled interest distributions due from the Warrant Exercise Date (assuming that the I/O Certificates are paid when due and are not redeemed prior to the I/O Maturity Date and excluding accrued and unpaid interest thereon to the Warrant Exercise
Date) on the I/O Certificates with a Notional Amount equal to the principal amount of the Underlying Securities to be purchased by the Warrantholders following an exercise of the Call Warrants or to be liquidated following an SEC Reporting Failure, discounted to the Warrant Exercise Date on a semiannual basis at a rate of 6.375% per annum.

      "Interest Collections": Means, with respect to any Distribution Date, all payments received by the Trustee, during the Collection Period ending on such Distribution Date, in respect of (i) interest on the Underlying Securities and
(ii) penalties or other amounts required to be paid because of late payments on the Underlying Securities.

      "In-the-Money": Shall have the meaning set forth in Section 10(j)(C) of this Series Supplement.

      "Notional Amount": Means the notional amount set forth on an I/O Certificate, as such amount may be reduced pursuant to Section 8(b) and (d) and
Section 10(g); provided that the aggregate notional amount of all I/O Certificates issued on the Closing Date shall equal the principal amount of the Underlying Securities owned by the Trustee on behalf of the Trust on the Closing Date.

      "Payment Default": Means a default by the Underlying Issuer in the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities).

      "Place of Distribution": Means New York, New York.

      "Rating Agency": Means each of Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

      "Record Date": Means, with respect to any Distribution Date, the day immediately preceding such Distribution Date.

      "Regulation AB" Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Sale Agreement": Means the Sale Agreement, dated as of the Closing Date, between the Seller and the Trustee.

      "Scheduled Distribution Date": Means the 1st day of each June and December or, if any such day is not a Business Day, then the immediately following Business Day, except that the final Scheduled Distribution Date shall be December 1, 2096, commencing December 1, 2006 through and including December 1, 2096; provided, however, in each case, that payment on each Scheduled Distribution Date shall be subject to prior payment of interest or principal, as applicable, on the Underlying Securities.

      "SEC Reporting Failure": Shall have the meaning given to such term in
Section 10(j)(A) of this Series Supplement.

      "Securities Act": Means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Seller": Means Citigroup Global Markets Inc., together with its successors and permitted assigns.

      "Special Distribution Date": Means the date on which the Trustee makes a distribution of the proceeds received in connection with a recovery on, or a liquidation of, the Underlying Securities, following a Underlying Securities Default or an SEC Reporting Failure, as applicable.

      "Specified Currency": Means United States Dollars.

      "Trust": Means CorTS(R) Trust VI For IBM Debentures.

      "Trust Assets": Means (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities accrued on or after the Closing Date and (iii) all proceeds of the foregoing.

      "Trust Termination Event": Means the earlier of (a) the payment in full at maturity or upon early redemption of all of the Certificates, (b) the distribution of the proceeds received upon a recovery on the Underlying Securities (after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Underlying Securities), (c) the sale by the Trustee in accordance with the Call Warrants of all the Underlying Securities and the distribution in full of all amounts due to Certificateholders, or (d) the liquidation of the Underlying Securities in accordance with Section 10(j) of this Series Supplement in the event of an SEC Reporting Failure.

      "Underlying Issuer": Means International Business Machines Corporation.

      "Underlying Securities": Means, as of the Closing Date, $60,000,000 aggregate principal amount of 7.125% Debentures, issued by the Underlying Issuer, sold to the Trustee on behalf of the Trust by the Seller and identified on Exhibit A hereto. Additional Underlying Securities may also be sold to the Trustee on behalf of the Trust from time to time pursuant to Section 5 of this Series Supplement. The Underlying Securities will constitute Term Assets for purposes of the Base Trust Agreement.

      "Underlying Securities Default": Means a Payment Default or an Acceleration with respect to the Underlying Securities.

      "Underlying Securities Payment Date": The first day of each June and December, commencing on December 1, 2006 and ending on December 1, 2096; provided, however, that if any Underlying Securities Payment Date would otherwise fall on a day that is not a Business Day, such Underlying Securities Payment Date will be the following Business Day.

      "Underlying Securities Trustee": Means the trustee for the Underlying Securities.

      "Voting Rights": Shall have the meaning given to such term in the Base Trust Agreement. The CorTS Certificateholders shall have 100% of the total Voting Rights with respect to the Certificates, which Voting Rights shall be allocated among all Holders of CorTS in proportion to the principal balances held by such Holders on any date of determination.

      "Warrant Agent Agreement": Means the Warrant Agent Agreement, dated as of the date hereof, between the Trustor and U.S. Bank Trust National Association, as Warrant Agent and as Trustee, as the same may be amended or modified from time to time.

      "Warrant Exercise Date": Shall have the meaning given to such term in the Call Warrant.

      "Warrant Exercise Notice Date": Shall have the meaning given to such term in the Call Warrant.

      "Warrant Exercise Purchase Price": Shall have the meaning given to such term in the Call Warrant.

      "Warrantholder": Shall have the meaning given to such term in the Call Warrant.

      Section 2. Creation and Declaration of Trust; Sale of Underlying Securities; Acceptance by Trustee.

      a) The Trust, of which the Trustee is the trustee, is hereby created under the laws of the State of New York for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

      (b) The Trustor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Base Trust Agreement, has caused the Seller to sell to the Trustee the Underlying Securities.

      (c) The Trustor hereby directs the Trustee to purchase the Underlying Securities from the Seller pursuant to the Sale Agreement. The Trustee shall pay the purchase price for the Underlying Securities by delivering to, or at the direction of, the Seller all of the Certificates and the Call Warrants on the Closing Date and making the payments specified in Section 10(1) of this Series Supplement. The Seller will sell, transfer, assign, set over and otherwise convey to the Trustee on behalf and for the benefit of the holders of the Certificates and the Trust, without recourse, the Underlying Securities.

      (d) The Trustee hereby (i) acknowledges the sale to it of the Underlying Securities pursuant to the Sale Agreement and receipt by it of the Underlying Securities, (ii) accepts the trust created hereunder in accordance with the provisions hereof and of the Base Trust Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Call Warrants, the Base Trust Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under
Section 13 hereof shall not release the Trustee from its duties herein or therein. The Trustee shall credit such Underlying Securities to the Certificate Account.

      Section 3. Designation. There is hereby created a Series of trust certificates to be issued pursuant to the Base Trust Agreement and this Series Supplement to be known as the "CorTS(R) Callable Trust Certificates." The Certificates shall be issued in two classes, in the amount set forth in Section 5 and with the additional terms set forth in Exhibit B and E to this Series Supplement. The CorTS and the I/O Certificates shall be issued in substantially the forms set forth in Exhibit C and F to this Series Supplement with such necessary or appropriate changes as shall be approved by the Trustor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided beneficial ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee on or in respect of the Trust Assets. The CorTS, except as set forth in
Section 10, will represent the entire beneficial ownership interest in the principal and redemption premium, if any, of the Underlying Securities, and will represent a beneficial ownership interest in the interest received on the Underlying Securities equal to the CorTS Fixed Payments. The I/O Certificates will represent a beneficial ownership interest in the interest received on the Underlying Securities equal to the I/O Fixed Payments and, to the extent set forth in Section 10, will represent a beneficial ownership interest in the principal and redemption premium, if any, of the Underlying Securities. The CorTS and the I/O Certificates will rank pari passu with respect to their respective beneficial ownership interest in the interest payments on the Underlying Securities and will share proportionately in such interest based upon the accrued and unpaid CorTS Fixed Payments, and the accrued and unpaid I/O Fixed Payments.

      Section 4. Date of the Certificates. The Certificates that are authenticated and delivered by the Trustee to the Seller upon Trustor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

      Section 5. CorTS Principal Balance and Denominations; I/O Certificates; Additional Underlying Securities. On the Closing Date, 2,400,000 CorTS with a Certificate Principal Balance of $60,000,000 shall be authenticated and delivered under the Base Trust Agreement and this Series Supplement. In addition, on the Closing Date, I/O Certificates with a Notional Amount of $60,000,000 shall be authenticated and delivered under the Base Trust Agreement and this Series Supplement. The Certificate Principal Balance of the CorTS and the Notional Amount of the I/O Certificates shall each initially equal the initial principal amount of Underlying Securities sold to the Trustee and deposited in the Trust. Such Certificate Principal Balance and Notional Amounts shall be calculated without regard to CorTS and I/O Certificates, respectively, authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other CorTS or I/O Certificates pursuant to Sections 5.3,
5.4 or 5.5 of the Base Trust Agreement. There may be sold to the Trustee on behalf of the Trust additional Underlying Securities on any date hereafter upon at least five (5) Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code. Each condition to be satisfied with respect to a sale of Underlying Securities on or prior to the Closing Date shall be satisfied with respect to a sale of additional Underlying Securities no later than the date of sale thereof, each representation and warranty set forth in the Agreement to be made on the Closing Date shall be made on such date of sale with respect to the additional Underlying Securities, and from and after such date of sale, all Underlying Securities held by the Trustee on behalf of the Trust shall be held on the same terms and conditions. Upon such sale to the Trustee, the Trustee shall credit such additional Underlying Securities to the Certificate Account, and shall authenticate and deliver as instructed by the Trustor, CorTS in a Certificate Principal Balance and I/O Certificates in a Notional Amount equal to the principal amount of such additional Underlying Securities. Any such additional CorTS and I/O Certificates authenticated and delivered shall rank pari passu with any CorTS or I/O Certificates, respectively, previously issued in accordance with this Series Supplement, and any such Underlying Securities will be subject to Call Warrants as set forth in Section 8 hereof. The Trustee shall notify existing Certificateholders of the sale of any such additional Underlying Securities to the Trust and the issuance of any such additional CorTS and I/O Certificates not more than 10 days after such sale.

      Section 6. Currency of the Certificates. All distributions on the Certificates will be made in the Specified Currency.

      Section 7. Form of Securities. c) The Trustee shall execute and deliver the Certificates in the form of one or more global certificates registered in the name of DTC or its nominee.

      (b) I/O Certificates that are Rule 144A Certificates initially shall be represented by one or more certificates in registered, global form without interest coupons (collectively, the "Restricted Global Certificate"). The Restricted Global Certificate shall be deposited with, or on behalf of, DTC, and initially registered in the name of Cede & Co., as nominee for DTC. I/O Certificates that are Regulation S Certificates initially shall be represented by one or more temporary global certificates in registered, global form without interest coupons (collectively, the "Regulation S Temporary Global Certificate"). The Regulation S Temporary Global Certificate shall be deposited on behalf of the subscribers thereof with a custodian for DTC. The Regulation S Temporary Global Certificate shall be registered in the name of a nominee of DTC for credit to the subscribers' respective accounts at Euroclear or Clearstream Banking.

      Within a reasonable period of time after the expiration of the period of 40 days commencing on the day after the later of (i) the commencement of the offering made hereby and (ii) the Closing Date (such period through and including such 40th day, the "Restricted Period"), the Regulation S Temporary Global Certificates shall be exchanged for one or more permanent global certificates (collectively, the "Permanent Regulation S Global Certificate" and, together with the Regulation S Temporary Global Certificate, the "Regulation S Global Certificate" (the Regulation S Global Certificate and the Restricted Global Certificate, collectively, being the "Global Certificates")), upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the I/O Certificates and pursuant to Regulation S. During the Restricted Period, beneficial interests in the Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream Banking (as indirect participants in DTC), unless transferred to a person that takes delivery through the Restricted Global Certificate in accordance with the certification requirements described below. Beneficial interests in the Restricted Global Certificate may not be exchanged for beneficial interests in the Regulation S Global Certificate at any time except in the limited circumstances described below.

      Except as set forth below, the Global Certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Certificates may not be exchanged for Certificates in certificated form except in the limited circumstances described below.

      Rule 144A Certificates (including beneficial interests in the Restricted Global Certificate) shall be subject to certain restrictions on transfer and shall bear a restrictive legend as set forth on Exhibit F hereto. In addition, transfer of beneficial interests in the Global Certificates shall be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream Banking), which may change from time to time.

      No Certificateholder shall be entitled to receive a certificate representing such Certificateholder's interest, except as set forth herein. Unless and until definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to action to be taken by DTC upon instructions from its Participants.

      Under the rules, regulations and procedures creating and effecting DTC and its operations, DTC shall take action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited.

      (c) Prior to the expiration of the Restricted Period, a beneficial interest in a Regulation S Temporary Global Certificate may be transferred to a person who takes delivery in the form of an interest in the corresponding Restricted Global Certificate only upon receipt by the Trustee of a written certification from the transferor in the form required by the Trustee to the effect that such transfer is being made (i) (a) to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act (such certification being accompanied by an opinion of counsel regarding the availability of such exemption) and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

      Beneficial interests in the Restricted Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Certificate, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144A (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream Banking.

      Any beneficial interest in one of the Global Certificates that is transferred to a person who takes delivery in the form of an interest in another Global Certificate shall, upon transfer, cease to be an interest in such Global Certificate and become an interest in such other Global Certificate and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

      Transfers involving an exchange of a beneficial interest in the Regulation S Global Certificate for a beneficial interest in the Restricted Global Certificate or vice versa shall be effected in DTC by means of an instruction originated by the Trustee through the DTC/Deposit Withdrawal at Custodian ("DWAC") system. Accordingly, in connection with such transfer, appropriate adjustments shall be made to reflect a decrease in the principal amount of the Regulation S Global Certificate and a corresponding increase in the principal amount of the Restricted Global Certificate or vice versa, as applicable.

      (d) Definitive certificates shall be issued to owners of Certificates or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Trustor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Trustor is unable to locate a qualified successor or (ii) to the extent permitted by law, the Trustor, at its option, elects to terminate the book-entry system with respect to the Certificates through DTC.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee shall reissue such Certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such definitive certificates as Certificateholders under the Trust Agreement.

      Section 8. Call Warrants. d) Concurrently with the execution of this Series Supplement, the Trustee, on behalf of the Trust, shall execute the Warrant Agent Agreement and one or more Call Warrants, dated as of the date hereof and substantially in the form of Exhibit D hereto, initially evidencing all of the Call Warrants. The Trustee shall perform the Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms. In addition, the Trustee shall execute and deliver Call Warrants, substantially in the form of Exhibit D hereto, with respect to any additional Underlying Securities sold to the Trustee on behalf of the Trust pursuant to Section 5 of this Series Supplement.

      (b) The Trustee shall notify the Certificateholders upon receipt of (i) any notice, pursuant to the provision of the Call Warrants, of a Warrantholder's exercise of its Call Warrants and (ii) notice from the Warrant Agent that it has received the Warrant Exercise Purchase Price with respect to such exercised Call Warrants on the Warrant Exercise Notice Date. Such notice from the Trustee shall state (i) the Warrant Exercise Date, (ii) that such exercise of the Call Warrant is unconditional and irrevocable, (iii) that the Trustee will select by lot for redemption a principal amount of CorTS equal to the principal amount of Underlying Securities to be purchased and that such redemption of the CorTS will occur on the Warrant Exercise Date at a price equal to $25 per CorTS plus accrued and unpaid interest thereon to the date of redemption plus, in the case of a Warrant Exercise Date referred to in clause (i)(C) of the definition thereof, $1.00 per CorTS, and (iv) that on the date of redemption, so long as the I/O Certificates are outstanding, the I/O Certificateholders will be paid the I/O Payment Amount plus accrued and unpaid interest, if any, to the Warrant Exercise Date on the Notional Amount of the I/O Certificates to be reduced and that following such payment on the I/O Certificates the Notional Amount of the I/O Certificates will be reduced by the principal amount of Underlying Securities purchased.

      (c) Upon the exercise of any Call Warrant in accordance with the terms of the Call Warrants, the Trustee, after receipt of the Warrant Exercise Purchase Price and the Call Warrants being exercised, shall deliver or cause to be delivered upon the written direction of the Warrant Agent, by 1:00 p.m. (New York City time) on the related Warrant Exercise Date, the Underlying Securities as specified in the exercised Call Warrant by instructing the Depositary to credit such Underlying Securities to the account of the exercising Warrantholder or its nominee, provided that the Trustee shall have received notice of the exercise of such Call Warrant from the Warrant Agent in accordance with the terms of the Call Warrants and shall have received from the Warrant Agent an amount, in immediately available funds in a form acceptable to the Trustee, equal to the Warrant Exercise Purchase Price for such Underlying Securities by 12:00 p.m. (New York City time) on the related Warrant Exercise Date.

      (d) Upon receipt from the Warrant Agent of the Warrant Exercise Purchase Price pursuant to the Call Warrants being exercised, the Trustee shall credit the amount of the Warrant Exercise Purchase Price to the Certificate Account on or before the related Warrant Exercise Date and pay to the CorTS Certificateholders and the I/O Certificateholders the amount described in
Section 8(b)(iii) and (iv) above. The CorTS to be redeemed will be selected by the Trustee or DTC by lot and will be paid for on the Warrant Exercise Date, the I/O Payment Amount will be made and the Notional Amount of the I/O Certificates will be reduced pro rata based upon the Notional Amount of I/O Certificates held by an I/O Certificateholder.

      Section 9. Certain Provisions of Base Trust Agreement Not Applicable. The provisions of Sections 2.3, 3.1.(b), 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.10, 3.11,
3.12, 3.13, 3.14, 3.15, 3.16, 3.18, 4.3, 4.5, 5.16, 5.17, 6.1(f), (g) and (h),
6.4, 6.5, 6.6, 6.7. and 9.1 and Article VII of the Base Trust Agreement and any provision of the Base Trust Agreement, which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates. In addition, there is no "Administrative Agent", "Calculation Agent", or "Cut-off Date" specified herein, and all references to "Administrative Agent", "Calculation Agent" or "Cut-off Date" in the Base Trust Agreement, therefore shall be inapplicable with respect to the Certificates.

      Section 10. Distributions.

      (a) On each Scheduled Distribution Date, the Trustee shall distribute to the CorTS Certificateholders the related CorTS Fixed Payment and to the I/O Certificateholders the related I/O Fixed Payment, in each case, to the extent of Interest Collections. Subject to the exercise of the Call Warrants (in which case the provisions of Section 8 of this Series Supplement shall apply) and the terms of this Section 10, on the CorTS Maturity Date the Trustee shall distribute to the CorTS Certificateholders the principal balance of the CorTS (in the amount of $60,000,000), to the extent the principal of the Underlying Securities is received by the Trustee on such date, and shall distribute all other amounts held in the Trust pursuant to Section 10(k) of this Series Supplement. If any payment with respect to the Trust Assets as described in this
Section 10(a) is made to the Trustee after the Scheduled Distribution Date on which such payment was due, the Trustee shall distribute such amount received on the Business Day following such receipt.

      (b) In the event of a Payment Default, the Trustee shall solicit bids for the cash sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market and the Warrantholders and shall accept the highest firm bid received from such dealers or Warrantholders. Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse Securities (USA) LLC,
(2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC and (6) Citigroup Global Markets Inc.; provided, however, that no bid from Citigroup Global Markets Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Underlying Securities. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers and the Warrantholders.

      (c) Any proceeds received by the Trustee in respect of the Underlying Securities as a result of an Acceleration and corresponding payment on the Underlying Securities, or as the result of the liquidation of the Underlying Securities following a Payment Default on the Underlying Securities, shall (subject to clause (l) of this Section 10) be distributed to the CorTS Certificateholders and the I/O Certificateholders such that the percentage of such proceeds received by the CorTS Certificateholders equals the CorTS Allocation Percentage as of the Record Date for such distribution and the percentage of such proceeds received by the I/O Certificateholders equals the I/O Allocation Percentage as of the Record Date for such distribution until the aggregate amount so distributed to the CorTS Certificateholders and I/O Certificateholders equals the sum of the principal amount of the Underlying Securities plus accrued and unpaid interest thereon to date of distribution plus the I/O Payment Amount as of the date of distribution, and the Call Warrants will, if In-the-Money, be deemed to be exercised and will be cash settled for an amount equal to any remaining proceeds. If the Call Warrants are not In-the-Money, they will expire worthless. Such proceeds will be distributed as described above in full satisfaction of the claim of the CorTS and the I/O Certificates and the Call Warrants. The Trustee will promptly give notice as provided in Section 18(c) to the Depositary, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the CorTS affected by the Payment Default or Acceleration, and
(v) any other information which the Trustee may deem appropriate. No amount will be distributed to the Trustor in respect of the Underlying Securities (other than amounts which may be distributable to the Trustor as a holder of any Certificates).

      (d) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the Record Date.

      (e) All distributions to CorTS Certificateholders shall be allocated pro rata among the CorTS based on their respective principal balances as of the Record Date. All distributions to I/O Certificateholders shall be allocated pro rata among the I/O Certificates based on their respective Notional Amounts as of the Record Date.

      (f) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen (15) days prior to such Distribution Date (or, if later, such notice may be given on the date such Certificate was acquired by such Certificateholder) requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(f) unless a new instruction is delivered fifteen (15) days prior to a Distribution Date.

      (g) Upon receipt by the Trustee of a notice that all or a portion of the Underlying Securities are to be redeemed, the Trustee shall select by lot for redemption a principal amount of CorTS and reduce the Notional Amount of the I/O Certificates equal to the principal amount of the Underlying Securities to be redeemed on the Underlying Securities Redemption Distribution Date. The Trustee shall promptly give notice of such redemption to the Warrantholders. Notice of such redemption shall also be given by the Trustee to the registered Certificateholders not less than ten (10) days prior to the Underlying Securities Redemption Distribution Date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third Business Day after the date it receives notice of such redemption.

      Upon the occurrence of a redemption of the Underlying Securities by the Underlying Issuer, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) CorTS selected by lot for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities to be redeemed, will be redeemed at a price equal to $25 per CorTS plus accrued and unpaid interest thereon; (ii) I/O Certificateholders will receive accrued and unpaid interest on the I/O Certificates on the Notional Amount of the I/O Certificates to be reduced; (iii) the I/O Certificateholders will receive an amount equal to the I/O Payment Amount; and (iv) Call Warrants proportionate to the amount of Underlying Securities to be redeemed will, if In-the-Money, be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) above, or, if the Call Warrants are not In-the-Money, such Call Warrants shall expire worthless.

      All payments to I/O Certificateholders and reductions to the notional amount of I/O Certificates pursuant to clauses (ii) and (iii) above shall be made on a pro rata basis based upon the Notional Amount of I/O Certificates held by an I/O Certificateholder.

      (h) [Reserved].

      (i) [Reserved].

      (j) (A) If the Trust is no longer permitted under Item 1100(c)(2) of Regulation AB to refer to periodic reports filed by the Underlying Issuer under the Exchange Act and the Trustor determines in its sole discretion, after consultation with the Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed (an "SEC Reporting Failure"), then the Trustee shall liquidate any remaining Underlying Securities and distribute any proceeds thereof to the Certificateholders. The Trustee shall notify each Rating Agency of any such liquidation of the Trust. The distribution of liquidation proceeds will be allocated between the CorTS Certificateholders and the I/O Certificateholders such that the percentage received by the CorTS Certificateholders of the total distribution equals the CorTS Allocation Percentage as of the Record Date for such distribution and the percentage received by the I/O Certificateholders of the total distribution equals the I/O Allocation Percentage as of the Record Date of such distribution. In connection with the occurrence of an SEC Reporting Failure, to the extent permitted by applicable law, the Trustee or the Trustor shall notify the Warrantholders promptly after consultation with the Commission as described above.

            (B) Notwithstanding the foregoing, the Call Warrants will become immediately exercisable upon the occurrence of an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after October 20, 2011), and, if In-the-Money or At-the-Money, will be deemed to be exercised without further action by the Warrantholders and will be cash-settled concurrently with the distribution to CorTS Certificateholders and I/O Certificateholders. If the Call Warrants are In-the-Money or At-the-Money and are cash-settled, the allocation between the CorTS and the I/O Certificates described in paragraph (A) above shall not apply, the Underlying Securities will be liquidated as set forth below and the CorTS will receive liquidation proceeds in an amount equal to $25 per CorTS plus accrued and unpaid interest thereon, the I/O Certificates will receive liquidation proceeds in an amount equal to accrued and unpaid interest thereon plus the I/O Payment Amount and any remaining proceeds will be paid to the Warrantholders.

            (C) If an SEC Reporting Failure occurs, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market and the Warrantholders, and may solicit additional bids from such other parties as the Trustor deems appropriate and shall accept the highest firm bid received in connection with such solicitation. The Call Warrants will be deemed to be "In-the-Money" if the highest firm bid received with respect to all Underlying Securities owned by the Trustee on behalf of the Trust exceeds (and will be deemed to be "At-the-Money" if such bid equals) the sum of 100% of the principal amount of such Underlying Securities plus accrued and unpaid interest thereon plus (ii) the I/O Payment Amount, and cash settlement shall be made in an amount equal to such excess, if any (but only if the Underlying Securities are actually sold at a price equal to the amount of such bid). Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse Securities (USA) LLC, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
(5) UBS Securities LLC and (6) Citigroup Global Markets Inc.; provided, however, that no bid from Citigroup Global Markets Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Underlying Securities. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers as soon as reasonably practicable.

            (D) Notwithstanding the foregoing, if an SEC Reporting Failure occurs on or after October 20, 2011, Warrantholders will continue to have the right to exercise the Call Warrants in accordance with Section 8 so long as the Call Warrants are exercised prior to the liquidation of the Underlying Securities. Any payments to CorTS Certificateholders and I/O Certificateholders in connection with such exercise shall be made as set forth in Section 8.

      (k) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. Notwithstanding anything in the Agreement to the contrary, to the extent there remains on deposit monies or property in the Trust after all required payments and distributions have been made in accordance with this Series Supplement (including without limitation Section 8 and this Section 10), such remaining monies or property shall be distributed to the Certificateholders on a pro rata basis based on the Allocation Percentages on the date the final CorTS Fixed Payment and I/O Fixed Payment was made. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective principal balances or Notional Amount, as the case may be.

      (l) On the Closing Date, as partial payment for the Underlying Securities, the Trustee shall deliver to, or at the direction of, the Seller, pursuant to the Sale Agreement, all of the Certificates and the Call Warrants. On December 1, 2006, as payment of the balance of the purchase price for the Underlying Securities, as provided in the Sale Agreement, the Trustee shall pay to the Seller from the scheduled interest distributions received on the Underlying Securities on such date, the amount of the interest accrued on the Underlying Securities from June 1, 2006 to but not including the Closing Date, which amount equals $1,650,625.00. In the event such amounts are not received by the Trustee on such date or otherwise are insufficient to pay such amount of accrued interest to the Seller, notwithstanding any other provision of this Agreement, the Seller shall have a claim for the unpaid portion of such amount and shall share pari passu with the Certificateholders to the extent of such claim in the proceeds from the sale or recovery of the Underlying Securities.

      Section 11. Termination of Trust. e) The Trust shall terminate upon the occurrence of any Trust Termination Event.

      (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Base Trust Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Underlying Securities held by the Trustee on behalf of the Trust. The Trust shall thereupon terminate, except for surviving rights of indemnity.

      Section 12. Limitation of Powers and Duties. f) The Trustee shall administer the Trust and the Underlying Securities solely as specified herein and in the Base Trust Agreement.

      (b) The Trust is constituted solely for the purpose of (i) acquiring and holding the Underlying Securities, (ii) issuing the Certificates and Call Warrants, (iii) entering into and performing its obligations and enforcing its rights under the Agreement, this Series Supplement and the Call Warrants and
(iv) taking the other actions required hereunder. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Underlying Securities, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Base Trust Agreement.

      (c) The parties acknowledge that the Trustee, as the holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities and enforce the other rights, if any, of a holder of the Underlying Securities, except as otherwise limited by the Base Trust Agreement or this Series Supplement. In the event that the Trustee receives a request from the Underlying Securities Trustee, the Underlying Issuer or, if applicable, the Depositary with respect to the Underlying Securities, for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall within two (2) Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each CorTS Certificateholder and I/O Certificateholder of record as of the date of such request. The Trustee shall request instructions from the CorTS Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the CorTS) as if the CorTS were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Securities (including, without limitation, any demand to accelerate the Underlying Securities) or (ii) which would result in the exchange, substitution, or tender of any Underlying Security whether or not pursuant to a plan for the refunding or refinancing of such Underlying Security, except in each case with the unanimous consent of the Certificateholders, and subject to the requirement that such vote or consent would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes, and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an Opinion of Counsel. The Trustee shall not be obligated to follow any instruction that would cause the Trust to violate the terms of any agreement or other obligation to which the Trust is a party, including the Warrant Agent Agreement. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

      (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

      (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent and Certificate Registrar.

      Section 13. Compensation of Trustee. Each of the Trustee and U.S. Bank National Association, as co-trustee (the "co-trustee"), shall be entitled to receive from the Trustor as compensation for its services hereunder, trustee's fees pursuant to a separate agreement among the Trustee, the co-trustee, and the Trustor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by it (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Trustor shall indemnify and hold harmless each of the Trustee and the co-trustee, and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee and the co-trustee shall notify the Trustor promptly of any claim for which they may seek indemnity. Failure by the Trustee or the co-trustee to so notify the Trustor shall not relieve the Trustor of its obligations hereunder. The Trustor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the co-trustee through the Trustee's or the co-trustee's own willful misconduct, gross negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the co-trustee, or the termination of this Agreement.

      Failure by the Trustor to pay, reimburse or indemnify the Trustee or the co-trustee shall not entitle the Trustee or the co-trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release either the Trustee or the co-trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by each of the Trustee and the co-trustee in its individual capacity, and the Trustee and the co-trustee shall have no recourse against the Trust with respect thereto.

      The Trustee hereby agrees that it shall not receive any additional compensation for the performance of its duties, as warrant agent under the Warrant Agent Agreement.

      Section 14. Modification or Amendment. g) The Trustee shall not enter into any modification or amendment of the Base Trust Agreement or this Series Supplement unless such modification or amendment is in accordance with Section
10.1 of the Base Trust Agreement. Pursuant to Section 5 of this Series Supplement, there may be sold to the Trustee on behalf of the Trust additional Underlying Securities from time to time without violation or trigger of this
Section 14. Notwithstanding anything to the contrary contained in Section 10.1(a) of the Base Trust Agreement, the Base Trust Agreement or this Series Supplement may not be amended or modified for the purposes contained in items
(v) through (viii) in Section 10.1 of the Base Trust Agreement unless the Trustee has received written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating of the CorTS.

      (b) As referenced in Section 10.1(b) of the Base Trust Agreement, the Required Percentage--Amendment required if the Rating Agency Condition is not satisfied with respect to a modification or amendment shall be 100%.

      Section 15. Accounting. Notwithstanding Section 3.16 of the Base Trust Agreement, no such accounting reports shall be required. Pursuant to Section 4.2 of the Base Trust Agreement, the Trustee shall cause the statements to be prepared and forwarded as provided therein.

      Section 16. No Investment of Amounts Received on Underlying Securities. All amounts received on or with respect to the Underlying Securities shall be held uninvested by the Trustee and shall be credited to the Certificate Account.

      Section 17. No Event of Default. There shall be no Events of Default defined with respect to the Certificates.

      Section 18. Notices. h) All directions, demands and notices hereunder and under the Base Trust Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Trustor, to Structured Products Corp., 388 Greenwich Street, 19th Floor, New York, New York 10013, Attention: Secretary, or such other address as may hereafter be furnished to the Trustee in writing by the Trustor, and (ii) in the case of the Trustee, to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust, facsimile number (212) 809-5459, or such other address as may hereafter be furnished to the Trustor in writing by the Trustee.

      (b) For purposes of delivering notices to the Rating Agency under Section
10.7 of the Base Trust Agreement, or otherwise, such notices shall be mailed or delivered as provided in such Section 10.7, to: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

      (c) In the event a Payment Default or an Acceleration occurs, the Trustee shall promptly give notice to the Depositary or, for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates thereof. Such notice shall set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

      (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Trustor to the Certificateholders without charge to such Certificateholders.

      (e) The Trustee shall, in connection with any required delivery of any document or notice to the Certificateholders (whether or not such delivery is required pursuant to the Agreement), provide such document or notice to the Warrantholders concurrently with the delivery thereof to the Certificateholders.

      Section 19. Access to Certain Documentation. Access to documentation regarding the Underlying Securities will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Base Trust Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

      Section 20. Advances. There is no Administrative Agent specified herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.3 of the Base Trust Agreement.

      Section 21. Withholding Taxes. The Trustee shall withhold, and remit to the Internal Revenue Service, a 30% U.S. federal withholding tax (or other required amount) on the payments made in respect of the Certificates to non-U.S. Persons who are Certificateholders unless the non-U.S. Person establishes an exemption from such withholding tax satisfactory to the Trustor and the Trustee. The Trustee shall not have any obligations to comply with the provisions of this
Section 21 if the Trustee does not have actual knowledge that Certificates are held by non-U.S. Persons.

      Section 22. Ratification of Agreement. With respect to the Series issued hereby, the Base Trust Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed, and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

      Section 23. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

      Section 24. Governing Law. This Series Supplement and each Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The State of New York is the securities intermediary's jurisdiction of the Securities Intermediary for purposes of Article 8 of the UCC.

      Section 25. Establishment of Certificate Account. The Securities Intermediary and the Trustee hereby represent and warrant that:

      (a) The Certificate Account for the Trust is a "securities account" within the meaning of Section 8-501 of the UCC and is held only in the name of the Trustee on behalf of the Trust. The Securities Intermediary is acting in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC;

      (b) All Underlying Securities have been credited to the Certificate Account by the Securities Intermediary; and

      (c) The Certificate Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the Certificate Account.

      Section 26. Certificates of Compliance.

      (a) The Trustor shall deliver to the Trustee on or prior to March 31 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Trust Agreement.

      (b) The Trustee shall provide, at the Trustor's direction and expense, (i) reports on assessments of compliance with servicing criteria and (ii) attestation reports on assessments of compliance with servicing criteria prepared by a nationally recognized registered public accounting firm that satisfies the requirements of Rule 2-01 of Regulation S-X under the Exchange Act (who may also render services to the Trustor) sufficient for the Trustor on behalf of the Trust to satisfy the Trust's obligations that, pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, attests to, and reports on, the assessment of compliance performed by the Trustee and delivered to the Trustor.

      Section 27. Appointment of Co-Trustee. The Trustor and the Trustee hereby appoint U.S. Bank National Association, a national banking association, as co-trustee under the Agreement. Any action required to be taken by the Trustee may be taken by U.S. Bank National Association, as co-trustee, in full satisfaction of the obligations of the Trustee, provided, however, the Underlying Securities shall be transferred to the Trustee, and the Trustee shall pay the full purchase price thereof in accordance with the terms hereof and the Sale Agreement. By its acceptance of this Series Supplement, U.S. Bank National Association hereby accepts its appointment as co-trustee under the Agreement.

      Section 28. Securities Provisions for I/O Certificates. I/O Certificates sold in the United States or to U.S. Persons (as defined in Regulation S under the Securities Act) shall be offered solely to persons that are "qualified institutional buyers" as defined in Rule 144A under the Securities Act in accordance with Rule 144A. Each purchaser of the I/O Certificates that is a U.S. Person will be deemed to have represented that it constitutes a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

      At any time when the Trust is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of any I/O Certificateholder, the Trustee on behalf of the Trust shall promptly furnish to such I/O Certificateholder or to a prospective purchaser of any I/O Certificate designated by such I/O Certificateholder, as the case may be, the information which the Trustor determines to be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Rule 144A Information") in order to permit compliance by such I/O Certificateholder with Rule 144A in connection with the resale of such I/O Certificate by such I/O Certificateholder; provided, however, that the Trust shall not be required to provide audited financial statements more than once a year or to furnish Rule 144A Information in connection with any request made on or after the date that is two years from the later of (i) the date such I/O Certificate (or any predecessor I/O Certificate) was acquired from the Trust or (ii) the date such I/O Certificate (or any predecessor I/O Certificate) was last acquired from an "affiliate" of the Trust within the meaning of Rule 144, in each case as determined by the Trustor.

      I/O Certificates sold to non-U.S. Persons shall be sold solely in accordance with Regulation S under the Securities Act.

      Section 29. Reporting Obligations. The Trustor shall advise and reasonably cooperate with the Trustee as to what information, if any, is required by Rule 144A(d)(4) under the Securities Act and the Trustee shall be entitled to rely on such advice of the Trustor.

      Section 30. Statement of Intent. It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership (other than a publicly traded partnership treated as a corporation). The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations Section 1.761-2(b) (the "761 Election") and in a manner consistent with the exclusion of the Trust from partnership tax accounting. The terms of the Agreement shall be interpreted to further these intentions of the parties. In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell to exchange its Certificate to any person.

      Each Certificateholder (and each beneficial owner of a Certificate) by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with the characterization indicated above.

      Section 31. Filing of Partnership Returns. In the event that the Trust is characterized (by appropriate tax authorities) as a partnership for United States federal income tax purposes, and the 761 Election is ineffective, the Trustor agrees to reimburse the Trust for any expenses associated with the filing of partnership returns (or returns related thereto).

      Section 32. "Financial Assets" Election. The Securities Intermediary hereby agrees that the Underlying Securities and any other property credited to the Certificate Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

      Section 33. Trustee's Entitlement Orders. If at any time the Securities Intermediary shall receive any entitlement order from the Trustee with respect to the Underlying Securities, the Certificate Account, or any property credited to the Certificate Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Trustor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to the Certificate Account solely from the Trustee.

      Section 34. Conflict with Other Agreements. The Securities Intermediary hereby confirms and agrees that:

      (a) There are no other agreements entered into between the Securities Intermediary and the Trustor with respect to the Certificate Account. The Certificate Account and all property credited to the Certificate Account is not subject to, and the Securities Intermediary hereby waives, any lien, security interest, right of set off, or encumbrance in favor of the Securities Intermediary or any Person claiming though the Securities Intermediary (other than the Trustee);

      (b) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any other Person relating to the Certificate Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders of any Person other than the Trustee; and

      (c) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 32 hereof.

      Section 35. Additional Trustee and Securities Intermediary
Representations. The Trustee and the Securities Intermediary each hereby represents and warrants as follows:

      (a) [Reserved];

      (b) The Trustee and the Securities Intermediary each has not granted any lien on the Underlying Securities nor are the Underlying Securities subject to any lien on properties of the Trustee or the Securities Intermediary in its individual capacity; the Trustee and the Securities Intermediary each has no actual knowledge and has not received actual notice of any lien on the Underlying Securities (other than any lien of the Trustee for the benefit of the beneficiaries of the Trust Agreement); other than the interests of the Trustee and the Certificateholders and the interests of the Warrantholders, the books and records of the Trustee and the Securities Intermediary each do not identify any Person as having an interest in the Underlying Securities; and

      (c) The Trustee and the Securities Intermediary each makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Underlying Securities or (ii) the collectability, insurability, effectiveness or suitability of any of the Underlying Securities.

      Section 36. [Reserved].

      Section 37. Report to Certificateholders. Section 4.2 of the Base Trust Agreement is hereby amended by deleting the following line from paragraph (v):
"the current rating assigned by the Rating Agency thereon."

      IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be executed by their respective duly authorized officers as of the date first above written.


                                          STRUCTURED PRODUCTS CORP.


                                          By:  /s/ John W. Dickey
                                               ---------------------------------
                                               Authorized Signatory


                                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:  /s/ Janet O'Hara
                                               ---------------------------------
                                               Responsible Officer


                                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Securities Intermediary


                                          By:  /s/ Janet O'Hara
                                               ---------------------------------
                                               Responsible Officer


ACCEPTED AND ACKNOWLEDGED BY:


U.S. BANK NATIONAL ASSOCIATION,
as Co-Trustee


By: /s/ Janet O'Hara
---------------------------------
Responsible Officer

                                                                       EXHIBIT A


         IDENTIFICATION OF THE UNDERLYING SECURITIES AS OF CLOSING DATE



Underlying Issuer:                 International Business Machines Corporation

Underlying Securities:             7.125% Debentures due December 1, 2096

Original Principal Amount
Issued:                            $850,000,000

CUSIP No.:                         459200 AP6

Stated Interest Rate:              7.125% per annum

Interest Payment Dates:            June 1 and December 1

Maturity Date:                     December 1, 2096

Redemption:                        The  Underlying  Issuer  has  the  right  to
                                   redeem the Underlying Securities in whole or in part, at any time, at a price equal to the greater of (i) 100% of the principal amount of the Underlying Securities being redeemed or (ii) the present value of the remaining scheduled payments of principal and interest discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury benchmark rate plus 0.15%, plus in each case, accrued interest thereon to the redemption date.

Minimum Denomination:              $1,000

Currency of Denomination:          U.S. dollars

Form:                              Book-Entry

Underlying Securities
Prospectus Date:                   Prospectus  supplement dated December 3, 1996
                                   related to a prospectus dated December 3,
                                   1996

Underlying Securities
Registration Statement:            033-65119

Principal  Amount  of
Underlying Securities Deposited
Under Trust Agreement:             $60,000,000


      The Underlying Securities will be held by the Trustee on behalf of the Trust as security entitlements credited to an account of the Trustee at the Securities Intermediary. The Securities Intermediary will hold the Underlying Securities through DTC.

                                                                       EXHIBIT B


                      TERMS OF THE CORTS AS OF CLOSING DATE


Number of CorTS                    2,400,000

Aggregate Principal Amount
of CorTS:                          $60,000,000

Authorized Denomination:           $25 and integral multiples thereof

Rating:                            A+/A1

Rating Agencies:                   Standard  &  Poor's  Ratings  Services,  and
                                   Moody's Investors Service, Inc.

Closing Date:                      October 20, 2006

Distribution Dates:                Any Scheduled  Distribution  Date, the CorTS
                                   Maturity  Date or any  Special  Distribution
                                   Date.

Interest Rate:                     6.375% per annum

CorTS Maturity Date:               December 1, 2096

Record Date:                       With respect to any  Distribution  Date, the
                                   day immediately  preceding such Distribution
                                   Date.

Trustee's Fees:                    The  Trustee's  fees shall be payable by the
                                   Trustor pursuant to a separate fee agreement between the Trustee and the Trustor.

Initial Certificate Registrar:     U.S. Bank Trust National Association

Corporate Trust Office:            U.S.  Bank Trust  National  Association  100
                                   Wall Street,  Suite 1600 New York,  New York
                                   10005 Attention: Corporate Trust Department,
                                   Regarding   CorTS(R)   Trust   VI  For   IBM
                                   Debentures

                                                                       EXHIBIT C


                                  FORM OF CorTS


THIS CorTS REPRESENTS AN UNDIVIDED BENEFICIAL INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE TRUSTOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CorTS NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CorTS IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CorTS ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER                                                         CorTS
CUSIP: 22080F202                                   Certificate Principal Balance

                                    CorTS(R)

evidencing an undivided beneficial interest in the Trust, as defined below, the assets of which include 7.125% Debentures, due December 1, 2096, issued by International Business Machines Corporation.

This CorTS does not represent an interest in or obligation of the Trustor or any of its affiliates.

      THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided beneficial interest in CorTS(R) Trust VI For IBM Debentures (the "Trust") formed by Structured Products Corp., as trustor (the "Trustor").

      The Trust was created pursuant to a Base Trust Agreement, dated as of September 19, 2006 (as amended and supplemented, the "Agreement"), between the Trustor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2006-2, dated as of October 20, 2006 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Trustor and the Trustee. This CorTS does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

      This CorTS is one of the duly authorized Certificates designated as "CorTS(R) Callable Trust Certificates" (herein called the "CorTS"). This CorTS is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this CorTS by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Underlying Securities and all proceeds of the Underlying Securities. Additional Underlying Securities may be sold to the Trustee on behalf of the Trust and additional CorTS may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional CorTS shall rank pari passu with all other CorTS issued in accordance with the Series Supplement.

      Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this CorTS is registered at the close of business on the related Record Date, such CorTS Certificateholder's fractional undivided interest in the amount of distributions of the Trust Assets to be distributed to CorTS
Certificateholders on such Distribution Date.

      The distributions in respect of this CorTS are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Supplement.

      The Underlying Securities held by the Trust are subject to the rights of the Warrantholders, as provided for in the Series Supplement, and each Certificateholder, by accepting its CorTS, acknowledges such rights and the possibility of an early redemption of the CorTS in accordance with the terms of the Series Supplement.

      It is the intent of the Trustor, the CorTS Certificateholders and the I/O Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, and failing that, as a partnership (other than a publicly traded partnership treated as a corporation). In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations
Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting). In mutual consideration for each Certificateholder's purchase of a CorTS, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell or exchange its Certificate to any person. Except as otherwise required by appropriate taxing authorities, the Trustor and the Trustee, by executing the Trust Agreement, and each CorTS Certificateholder, by acceptance of a CorTS, agrees to treat, and to take no action inconsistent with such intentions and the provisions of the Trust Agreement shall be interpreted to further these intentions of the parties.

      Each CorTS Certificateholder, by its acceptance of a CorTS, covenants and agrees that such CorTS Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Trustor or the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trustor or the Trust under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trustor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trustor or the Trust.

      The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the CorTS.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this CorTS shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

      A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

      THIS CORTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      IN WITNESS WHEREOF, the Trustee has caused this CorTS to be duly executed by its manual or facsimile signature.


                                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                     not in its individual capacity but solely as Trustee and Authenticating Agent


                                     By:
                                         -------------------------------------
                                         Authorized Signatory

                                                                       EXHIBIT D


                              FORM OF CALL WARRANT

                      CorTS(R) TRUST VI FOR IBM DEBENTURES

                                  Call Warrant

                             Dated as of [---], 2006

--------------------------------------------------------------------------------

THIS CALL WARRANT HAS NOT BEEN, AND THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS CALL WARRANT AND ANY WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS CALL WARRANT AND MAY NOT BE TRANSFERRED TO CITIGROUP GLOBAL MARKETS INC. OR STRUCTURED PRODUCTS CORP.

                      CorTS(R) TRUST VI FOR IBM DEBENTURES

                                  Call Warrant

_________ Warrants; Each Warrant Relating to $1,000 principal amount of Underlying Securities

No. ______                                                         [---], 200[-]

      CorTS(R) Trust VI For IBM Debentures (the "Trust"), a trust created under the laws of the State of New York pursuant to a Base Trust Agreement, dated as of September 19, 2006 (the "Agreement"), between Structured Products Corp. (the "Trustor") and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2006-2, dated as of October 20, 2006 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Trustor and the Trustee, for value received, hereby certifies that ____________________ or registered assigns, is entitled to purchase $___________ principal amount of the assets set forth on Schedule 1 hereto in whole or in part on any Warrant Exercise Date (as defined below) designated by the holder of this instrument (this "Call Warrant") at a purchase price equal to the Warrant Exercise Purchase Price (as defined below), all subject to the terms and conditions set forth below.

      Certain capitalized terms used in this Call Warrant are defined in Article IV hereof; capitalized terms used but not defined herein shall have the respective meanings set forth in the Trust Agreement; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Call Warrant and references to a "Section" are, unless otherwise specified, to one of the sections of this Call Warrant.

                                    Article I

                              Exercise of Warrants

      Section I.1 Manner of Exercise. (a) This Call Warrant may be exercised by the holder hereof (each, a "Warrantholder"), in whole or in part, on any Warrant Exercise Date, set forth in the prior written notice to the Warrant Agent and the Trustee delivered at any time on or before the Business Day that is at least fifteen (15) days before such Warrant Exercise Date (such Business Day upon which such notice is delivered to the Warrant Agent, the "Warrant Exercise Notice Date"), by surrender of this Call Warrant to the Warrant Agent at its office set forth in Section VI.3 hereof no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date; provided that at the time such holder delivers such notice to the Warrant Agent, such holder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the applicable Warrant Exercise Purchase Price, in a manner such that funds are available to the Warrant Agent no later than 11:00 a.m. (New York City time) on the Warrant Exercise Notice Date, and such holder shall, on the Warrant Exercise Date, be entitled to delivery of the Underlying Securities with a principal amount equal to $1,000 per Call Warrant purchased hereunder in accordance with this Article I; provided further that the Warrantholder may not exercise this Call Warrant at any time when such Warrantholder is insolvent, and in connection therewith, such Warrantholder shall be required to certify that it is solvent at the time of exercise and settlement, by completing the Form of Subscription attached to this Call Warrant and delivering such completed Form of Subscription to the Trustee on or prior to the Warrant Exercise Date.

      (b) The Warrant Agent shall notify the Trustee immediately upon receipt by the Warrant Agent of a notice by the holder of this Call Warrant and upon receipt of payment of the applicable Warrant Exercise Purchase Price from such holder on the Warrant Exercise Notice Date pursuant to clause (a) of this
Section I.1. The Warrant Agent shall transfer each payment made by the holder hereof pursuant to clause (a) of this Section I.1 to the Trustee in immediately available funds, for application pursuant to the Trust Agreement no later than 12:00 p.m. (New York City time) on the applicable Warrant Exercise Date. Pending transfer of the Warrant Exercise Purchase Price to the Trustee on the applicable Warrant Exercise Date, the Warrant Agent shall hold the Warrant Exercise Purchase Price in a segregated trust account for the benefit of the Certificateholders.

      (c) If the Warrant Agent receives the Warrant Exercise Purchase Price from the Warrantholder as provided in clause (a) of this Section I.1 by 11:00 a.m. (New York City time) on the Warrant Exercise Notice Date, the notice of exercise given on such Warrant Exercise Notice Date shall be irrevocable and unconditional. If, by 11:00 a.m. (New York City time) on the Warrant Exercise Notice Date, the Warrant Agent has not received the Warrant Exercise Purchase Price from the Warrantholder as provided in clause (a) of this Section I.1, then the notice of exercise given on such Warrant Exercise Notice Date shall be deemed to be invalid and none of the holder of such Call Warrant, the Warrant Agent and the Trustee shall have any obligations with respect to such notice by the holder of such Call Warrant. The expiration of a notice by the holder of this Call Warrant shall in no way affect a holder of a Call Warrant's right to subsequently deliver a notice which satisfies the terms of the Trust Agreement.

      (d) Upon the occurrence of a redemption of the Underlying Securities by the Underlying Issuer (whether such redemption occurs before or after October 20, 2011), Call Warrants proportionate to the amount of Underlying Securities to be redeemed will, (i) if In-the-Money, be deemed to be exercised on a pro rata basis for each holder of Call Warrants, and will be cash-settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clause (i) through (iii) in Section 10(g) of the Trust Agreement, or (ii) if not In-the-Money, expire worthless on a pro rata basis for each Warrantholder as the result of which the number of outstanding Warrants held by each Warrantholder is reduced proportionately so that the amount of Underlying Securities callable by the exercise of Call Warrants equals the amount of Underlying Securities still owned by the Trustee on behalf of the Trust.

      (e) The Call Warrants will become immediately exercisable upon the occurrence of an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after October 20, 2011) and, if the Call Warrants are (i) In-the-Money or At-the-Money, shall be deemed to be exercised without further action by the Warrantholders and cash settled concurrently with the distribution to Certificateholders, as provided in Section 10(j) of the Trust Agreement, or
(ii) not In-the-Money or At-the-Money, to the extent the Warrantholders fail to exercise their Call Warrants, shall expire worthless.

      (f) In the event that the Trustee receives money in respect of the Underlying Securities as a result of a Payment Default on, or an Acceleration of, the Underlying Securities, the Call Warrants, if (i) In-the-Money, shall be deemed to be exercised without further action by the Warrantholders and cash settled concurrently with the distribution to Certificateholders, as provided in
Section 10(c) of the Trust Agreement, or (ii) not In-the-Money, shall expire worthless.

      Section I.2 Transfer of Underlying Securities. As soon as practicable after each surrender of this Call Warrant, in whole or in part, and no later than 12:00 p.m. (New York City time) on the Warrant Exercise Date and upon satisfaction of all other requirements described in this Call Warrant, the Warrant Agent shall instruct the Trustee to cause Underlying Securities proportionate to the number of Warrants being exercised hereunder to be registered on the book-entry system of the related depositary in the registered name or names furnished by the holder, and, in case such exercise is in part only, a new Call Warrant of like tenor, representing the remaining outstanding Warrants of the holder, shall be delivered by the Warrant Agent to the holder hereof. The Trustee shall cause the delivery of such portion of the Underlying Securities to the holder or its nominee no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date in accordance with Section 8(c) of the Trust Agreement.

      Section I.3 Cancellation and Destruction of Call Warrant. All Call Warrants surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section I.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Call Warrant shall be issued in lieu thereof (other than that reflecting any such transfer or exchange). The Warrant Agent shall destroy all cancelled Call Warrants.

      Section I.4 No Rights as Holder of Underlying Securities Conferred by Warrants. Prior to the exercise hereof, this Call Warrant shall not entitle the holder hereof to any of the rights of a holder of the Underlying Securities, including, without limitation, the right to receive the payment of any amount on or in respect of the Underlying Securities or to enforce any of the covenants of the Trust Agreement.

                                   Article II

                            Restrictions on Transfer

      Section II.1 Restrictive Legends. Except as otherwise permitted by this
Article II, each Call Warrant (including each Call Warrant issued upon the transfer of any Call Warrant) shall be issued with a legend in substantially the following form:

      "This Call Warrant has not been, and the Warrants represented hereby have not been, registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under such Act. This Call Warrant and any Warrant represented hereby may be transferred only in compliance with the conditions specified in this Call Warrant and may not be transferred to Citigroup Global Markets Inc. or Structured Products Corp."

      Section II.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Call Warrant or portion thereof, the holder hereof will give five (5) Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such holder's intention to effect such transfer and to comply in all other respects with this Section II.2. Each transfer of a portion of a Call Warrant must be for a whole number of Warrants.

      (a) If such transfer of Call Warrants is being made pursuant to Rule 144A under the Securities Act, as a condition precedent to the proposed transfer, the prospective transferee must certify that it is a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act; and

      (b) If such transfer of Call Warrants is not being made pursuant to Rule 144A, each notice of a proposed transfer (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel for the holder to render the opinions referred to below, and (ii) shall designate counsel for the holder giving such notice. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. If
(A) in the opinion of such counsel for the holder the proposed transfer may be effected without registration of such Call Warrant under the Securities Act (such opinion stating the basis for such determination) and (B) such opinion is in form and substance reasonably satisfactory to the Trustor and the Warrant Agent, such holder shall thereupon be entitled to transfer such Call Warrant in accordance with the terms of the notice delivered by such holder to the Warrant Agent. No such opinion of counsel shall be required in the event the transfer is being made to a "qualified institutional buyer" as defined in Rule 144A under the Securities Act as contemplated in clause (a) of this Section II.2.

      Each instrument representing such Call Warrant or portion thereof issued upon or in connection with such transfer shall bear the restrictive legend required by Section II.1, unless the Warrant Agent shall have received an opinion of counsel reasonably satisfactory to the Warrant Agent and the Trustor that such legend is no longer required to ensure compliance with the Securities Act.

                                   Article III

                Registration and Transfer of Call Warrants, etc.

      Section III.1 Warrant Register; Ownership of Call Warrants. The Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Call Warrants and the registration of transfers of Call Warrants representing whole numbers of Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Call Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary.

      Section III.2 Transfer and Exchange of Call Warrants. Upon surrender of any Call Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Article II) execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Call Warrant of like tenor and evidencing a like whole number of Warrants, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes or government charges) may direct.

      Section III.3 Replacement of Call Warrants. Upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Call Warrant and, in the case of any such loss, theft or destruction of any Call Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Call Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Call Warrant of like tenor bearing a number not contemporaneously outstanding.

      Section III.4 Execution and Delivery of Call Warrants by Trustee. The Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Call Warrants issued in accordance with Section I.2 or this Article III as the Warrant Agent shall request in accordance herewith.

                                   Article IV

                                   Definitions

      As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

      "Bankruptcy Event": Means the Underlying Issuer (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, (5) has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets; or (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive).

      "Business Day": Shall have the meaning given to such term in the Trust Agreement.

      "Call Warrant": Means this instrument.

      "Closing Date": Shall have the meaning given such term in the Trust Agreement.

      "I/O Fixed Payment": Shall have the meaning given to such term in the Trust Agreement.

      "I/O Payment Amount": Shall have the meaning given to such term in the Trust Agreement.

      "Person": Means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Rating Agency": Means each of Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and any successor to either of the foregoing. References to "the Rating Agency" in the this Call Warrant shall be deemed to be each such credit rating agency.

      "Responsible Officer": Shall have the meaning given to such term in the Trust Agreement.

      "Securities Act": Means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "SEC Reporting Failure": Shall have the meaning given to such term in the Trust Agreement.

      "Trust": Shall have the meaning given to such term in the introduction to this Call Warrant.

      "Trust Agreement": Means the Base Trust Agreement, dated as of September 19, 2006, between the Trustor and the Trustee, as supplemented by the CorTS(R) Supplement 2006-2, dated as of October 20, 2006, between the Trustor and the Trustee, incorporating by reference the definitions and assumptions thereto, as the same may be amended or modified from time to time.

      "Trustee": Shall have the meaning given to such term in the introduction to this Call Warrant, or any successor thereto under the Trust Agreement.

      "Trustor": Shall have the meaning given to such term in the introduction to this Call Warrant, or any successor thereto under the Trust Agreement.

      "Trustor Order": Shall have the meaning given to such term in the Trust Agreement.

      "Warrant": Means the right to purchase, on a pro rata basis, an aggregate of $1,000 in par amount of the Underlying Securities.

      "Warrant Agent": Means U.S. Bank Trust National Association, a national banking association, in its capacity as warrant agent hereunder, or any successor thereto hereunder.

      "Warrant Exercise Date": Means any Business Day on or after the earlier of
(i) October 20, 2011, (ii) the date on which an SEC Reporting Failure occurs,
(iii) the commencement of a publicly announced tender offer for all or a portion of the Underlying Securities by the Underlying Issuer or any of its affiliates (but on or before the date such tender offer expires or is consummated), or (iv) the occurrence of a Bankruptcy Event.

      "Warrant Exercise Notice Date" Shall have the meaning given to such term in Section I.1(a) of this Call Warrant.

      "Warrant Exercise Purchase Price": Means an amount paid by the Warrantholder on each Warrant Exercise Notice Date equal to the sum of (i) the principal amount of the Underlying Securities being purchased pursuant to the exercise of the Call Warrants plus accrued and unpaid interest thereon to and including the Warrant Exercise Date, and (ii) the I/O Payment Amount, and (iii) in the case of a Warrant Exercise Date referred to in clause (iii) of the definition thereof, an amount equal to 4% of the principal amount of the Underlying Securities being purchased pursuant to the exercise of the Call Warrants.

                                    Article V

                                  Warrant Agent

      Section V.1 Limitation on Liability. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Call Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

      Section V.2 Duties of Warrant Agent. The Warrant Agent undertakes only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Trustor, the Trust, the Trustee and each holder of a Call Warrant shall be bound:

      (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Trustor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

      (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Trustor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Trustor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

      (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.

      (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same.

      (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of this Call Warrant or the execution and delivery hereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in this Call Warrant; nor shall it by any act hereunder be deemed to make any representation or warranty as to the Underlying Securities to be purchased hereunder.

      (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Trustor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

      (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Call Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Trustor or for any other legal entity.

      (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

      (i) The Warrant Agent shall act solely as the agent of the Warrantholders hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Call Warrant against the Warrant Agent, whose duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be deemed to be a fiduciary.

      (j) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Warrant Exercise Purchase Price or to the kind and amount of property receivable by holders of Call Warrants upon the exercise thereof.

      (k) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

      (l) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Trustor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Call Warrant.

      (m) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

      Section V.3 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days notice in writing mailed to the Trustor and the Trustee by registered or certified mail return receipt requested, and to the Warrantholders by first-class mail at the expense of the Trustor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Trustor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and upon fifteen (15) days notice to the Warrantholders by first-class mail, and absent the objection of the holders of a majority of the Warrants outstanding, within such fifteen (15) day period; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Trustor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Trustor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Trustor shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Call Warrant, then the Warrant Agent or registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

                                   Article VI

                                  Miscellaneous

      Section VI.1 Remedies. The remedies at law of the holder of this Call Warrant in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of this Call Warrant are not and will not be adequate and, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      Section VI.2 Limitation on Liabilities of Holder. Nothing contained in this Call Warrant shall be construed as imposing any obligation on the holder hereof to purchase any of the Underlying Securities except in accordance with the terms hereof.

      Section VI.3 Notices. Except as otherwise expressly required or permitted pursuant to any other provision of this Call Warrant, all notices and other communications under this Call Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Call Warrant, at the registered address of such holder as set forth in the register kept by the Warrant Agent, or (b) if to the Warrant Agent, to 100 Wall Street, Suite 1600, New York, New York 10005, Attention:
Corporate Trust or to such other address notice of which the Warrant Agent shall have given to the holder hereof and the Trustee or (c) if to the Trust or the Trustee, to the Corporate Trust Office (as set forth in the Trust Agreement); provided that the exercise of any Call Warrant shall be effective in the manner provided in Article I.

      Section VI.4 Amendment. (a) This Call Warrant may be amended from time to time by the Trustor, the Trustee and the Warrant Agent without the consent of the holder hereof, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not alter the status of the Trust as a grantor trust under the Code, for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under this Call Warrant which shall not adversely affect in any material respect the interests of the holder hereof or any holder of a Certificate or (ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than U.S. Bank Trust National Association.

      (b) Without limiting the generality of the foregoing, this Call Warrant may also be modified or amended from time to time by the Trustor, the Trustee and the Warrant Agent with the consent of the holders of 66-2/3% of the Warrants, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof (including, without limitation, the following proviso) have been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Call Warrant or of modifying in any manner the rights of the holders of this Call Warrant; provided, however, that no such amendment shall (i) adversely affect in any material respect the interests of holders of Certificates without the consent of the holders of Certificates evidencing not less than the Required Percentage-Amendment of the aggregate Voting Rights of such affected Certificates (as such terms are defined in the Trust Agreement) and without written confirmation from the Rating Agencies that such amendment will not result in a downgrading or withdrawal of its rating of the CorTS; (ii) alter the dates on which Warrants are exercisable or the amounts payable upon exercise of a Warrant without the consent of the holders of CorTS evidencing not less than 100% of the aggregate Voting Rights of such affected CorTS and the holders of 100% of the affected Warrants or (iii) reduce the percentage of aggregate Voting Rights required by (i) or (ii) without the consent of the holders of all such affected CorTS. Notwithstanding any other provision of this Call Warrant, this
Section VI.4(b) shall not be amended without the consent of the holders of 100% of the affected Warrants.

      (c) Promptly after the execution of any such amendment or modification, the Warrant Agent shall furnish a copy of such amendment or modification to each holder of a Call Warrant, to each holder of a Certificate and to the Rating Agencies. It shall not be necessary for the consent of holders of Warrants or Certificates under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe.

      Section VI.5 Expiration. The right to exercise this Call Warrant shall expire on the earliest to occur of (a) the cancellation hereof, (b) the termination of the Trust Agreement or (c) the liquidation, disposition, or maturity of all of the Underlying Securities.

      Section VI.6 Descriptive Headings. The headings in this Call Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      Section VI.7 GOVERNING LAW. THIS CALL WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

      Section VI.8 Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Trust, the Trustee or the Warrant Agent with respect to this Call Warrant may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Call Warrant, the Trustee on behalf of the Trust and the Warrant Agent (a) accept, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agree that the Trust, the Trustee and the Warrant Agent shall be bound by any judgment rendered thereby in connection with this Call Warrant, subject to any rights of appeal, and (b) irrevocably waive any objection that the Trust, the Trustee or the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

      Section VI.9 Nonpetition Covenant; No Recourse. Each of (i) the holder of this Call Warrant by its acceptance hereof, and (ii) the Warrant Agent agrees, that it shall not (and, in the case of the holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Certificates and all other securities issued by the Trust, the Trustor or entities formed, established or settled by the Trustor, acquiesce, petition or otherwise invoke or cause the Trust, the Trustor, or any such other entity to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Trustor or any such other entity under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Trustor or any such other entity or all or any part of the property or assets of Trust, the Trustor or any such other entity or ordering the winding up or liquidation of the affairs of the Trust, the Trustor or any such other entity.

      Section VI.10 Amendments to the Trust Agreement. The Trustee hereby agrees not to consent to any amendments to the Trust Agreement which will adversely affect the rights of the Warrantholders in a material manner without the consent of the Warrantholders.

      Section VI.11 Reporting Obligations. During any period in which the Trust is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Trustee, on behalf of the Trust, shall promptly furnish to holders of Call Warrants and prospective purchasers of Call Warrants designated by such holders, upon request of such holders or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act of 1933, as amended, to permit compliance with Rule 144A in connection with the resale of Call Warrants; provided, however, that the Trust shall not (a) be required to provide audited financial statements of the Trust or (b) be required to furnish Rule 144A Information in connection with any request made on or after the date that is two years from the later of (i) the date such Call Warrant (or any predecessor Call Warrant) was acquired from the Trust or (ii) the date such Call Warrant (or any predecessor Call Warrant) was last acquired from an "affiliate" of the Trust within the meaning of Rule 144. The Trustor shall advise and reasonably cooperate with the Trustee as to what information, if any, is required by Rule 144A(d)(4) under the Securities Act and the Trustee shall be entitled to rely on such advice of the Trustor.

      Each of (i) the holder of this Call Warrant, by its acceptance hereof, and
(ii) the Warrant Agent agrees, that it shall not have any recourse to the Underlying Securities or against the Trust.




                                  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                  not in its  individual  capacity  but
                                  solely as  Trustee  and Authenticating Agent


                                  By:
                                      ------------------------------------------
                                      Authorized Signatory



                                  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                  as Warrant Agent


                                  By:
                                      ------------------------------------------
                                      Authorized Signatory

                              FORM OF SUBSCRIPTION

                 [To be executed only upon exercise of Warrants]

To    CorTS(R) Trust VI For IBM Debentures
      U.S. Bank Trust National Association, as Trustee
      100 Wall Street, Suite 1600
      New York, New York  10005
      Attention: Corporate Trust

      The undersigned registered holder of the within Call Warrant, having previously given notice thereof in accordance with the terms of the Call Warrant, hereby irrevocably exercises Warrant(s) for, and purchases pursuant thereto, the Underlying Securities receivable upon such exercise, and herewith makes payment of the Warrant Exercise Purchase Price for a principal amount of $1,000 of Underlying Securities per Warrant therefor, and requests that such Underlying Securities be transferred to __________ [insert information required for transfer of Underlying Securities]. In connection therewith, the undersigned hereby certifies that it is solvent as of the date hereof, as required by
Section I.1 of the Call Warrant.

Dated:

      (Signature must conform in all respects to name of holder as specified on the face of Warrant)

      (Street Address)
      (City)(State)(Zip Code)

                               FORM OF ASSIGNMENT

               [To be executed only upon transfer of Call Warrant]

      For value received, the undersigned registered holder of the within Call Warrant hereby sells, assigns and transfers unto __________ the __________ Warrant(s) [Must be whole number] to purchase Underlying Securities to which such Call Warrant relates, and appoints __________ attorney to make such transfer on the books of the Warrant Agent maintained for such purpose, with full power of substitution in the premises.

Dated:

      (Signature must conform in all respects to name of holder as specified on the face of Warrant)

      (Street Address)
      (City)(State)(Zip Code)


Signed in the presence of:

                                   Schedule 1

                               To the Call Warrant


      $_________ aggregate principal amount of 7.125% Debentures, due December 1, 2096 issued by International Business Machines Corporation.

                                                                       EXHIBIT E


                TERMS OF THE I/O CERTIFICATES AS OF CLOSING DATE


Aggregate Notional Amount of I/O Certificates:      $60,000,000

Authorized Denomination:                            $100,000 and integral
                                                    multiples of $1,000 in
                                                    excess thereof

Rating:                                             A+/A1

Rating Agencies:                                    Standard & Poor's Ratings
                                                    Services, a division of
                                                    The McGraw-Hill Companies,
                                                    Inc. and Moody's Investors
                                                    Service, Inc.

Closing Date:                                       October 20, 2006

Distribution Dates for
the  I/O Certificates:                              As applicable, any
                                                    Scheduled Distribution
                                                    Date or any Special
                                                    Distribution Date.

Interest Rate:                                      0.75% per annum

I/O Maturity Date:                                  December 1, 2096

Record Date:                                        With respect to any
                                                    Distribution Date, the day
                                                    immediately preceding such
                                                    Distribution Date.

Trustee's Fees:                                     The Trustee's fees shall be
                                                    payable by the Trustor
                                                    pursuant to a separate fee
                                                    agreement between the
                                                    Trustee and the Trustor.

Initial Certificate Registrar:                      U.S. Bank Trust National
                                                    Association

Corporate Trust Office:                             U.S. Bank Trust National
                                                    Association
                                                    100 Wall Street, Suite 1600
                                                    New York, New York  10005
                                                    Attention:  Corporate Trust
                                                    Department, Regarding
                                                    CorTS(R) Trust VI For IBM
                                                    Debentures

                                                                       EXHIBIT F


                             FORM OF I/O CERTIFICATE

THIS I/O CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY REGULATORY AUTHORITY OF ANY STATE. THIS I/O CERTIFICATE HAS BEEN OFFERED AND SOLD PRIVATELY. AS A RESULT, THE I/O CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER. PERSONS THAT ARE (A) U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR ACQUIRING ANY I/O CERTIFICATE IN THE UNITED STATES MUST BE QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND (B) NON-U.S. PERSONS OR ACQUIRING THEIR I/O CERTIFICATES OUTSIDE THE UNITED STATES MUST DO SO IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

THIS I/O CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE TRUSTOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS I/O CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS I/O CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY I/O CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER
CUSIP: 22080FAA1                                                 Notional Amount

                            CORTS(R)-I/O CERTIFICATES

      evidencing an undivided beneficial interest in the Trust, as defined below, the assets of which include 7.125% Debentures, due December 1, 2096, issued by International Business Machines Corporation.

      This I/O Certificate does not represent an interest in or obligation of the Trustor or any of its affiliates.

      THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided beneficial interest in CorTS(R) Trust VI For IBM Debentures (the "Trust") formed by Structured Products Corp., as trustor (the "Trustor").

      The Trust was created pursuant to a Base Trust Agreement, dated as of September 19, 2006 (as amended and supplemented, the "Agreement"), between the Trustor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2006-2, dated as of October 20, 2006 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Trustor and the Trustee. This I/O Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

      This I/O Certificate is one of the duly authorized Certificates designated as "CorTS(R)-I/O Certificates" (herein called the "I/O Certificate" or "I/O Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this I/O Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Underlying Securities and all proceeds of the Underlying Securities. Additional Underlying Securities may be sold to the Trustee on behalf of the Trust and additional I/O Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional I/O Certificates shall rank pari passu with all other I/O Certificates issued in accordance with the Series Supplement.

      Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this I/O Certificate is registered at the close of business on the related Record Date, such I/O Certificateholder's fractional undivided beneficial interest in the amount of interest distributions of the Trust Assets to be distributed to I/O Certificateholders on such Distribution Date. The I/O Certificates will mature on December 1, 2096.

      The distributions in respect of this I/O Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Supplement.

      The Underlying Securities owned by the Trustee on behalf of the Trust are subject to rights of the Warrantholders, as provided for in the Series Supplement, and each Certificateholder, by accepting its I/O Certificate, acknowledges such rights and the possibility of an early redemption of the I/O Certificates in accordance with the terms of the Series Supplement.

      It is the intent of the Trustor, the CorTS Certificateholders and the I/O Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, and failing that, as a partnership (other than a publicly traded partnership treated as a corporation). In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations
Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting). In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell or exchange its Certificate to any person. Except as otherwise required by appropriate taxing authorities, the Trustor and the Trustee, by executing the Trust Agreement, and each I/O Certificateholder, by acceptance of a I/O Certificate, agrees to take no action inconsistent with such intentions and the provisions of the Trust Agreement shall be interpreted to further these intentions of the parties.

      Each I/O Certificateholder, by its acceptance of an Certificate, covenants and agrees that such I/O Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Trustor or the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trustor or the Trust under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trustor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trustor or the Trust.

      The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the I/O Certificates.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this I/O Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

      A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

      THIS I/O CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      IN WITNESS WHEREOF, the Trustee has caused this I/O Certificate to be duly executed by its manual or facsimile signature.


                                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                      not in its individual capacity but solely as Trustee and Authenticating Agent


                                      By:
                                          --------------------------------------
                                          Authorized Signatory

                                                                       EXHIBIT G


                             ALLOCATION PERCENTAGES

    SCHEDULED                        CORTS                          I/O
 ALLOCATION DATE             ALLOCATION PERCENTAGE         ALLOCATION PERCENTAGE
----------------             ---------------------         ---------------------
December 1, 2006                      89.51%                         10.49%
June 1, 2007                          89.51%                         10.49%
December 1, 2007                      89.51%                         10.49%
June 1, 2008                          89.51%                         10.49%
December 1, 2008                      89.51%                         10.49%
June 1, 2009                          89.51%                         10.49%
December 1, 2009                      89.51%                         10.49%
June 1, 2010                          89.52%                         10.48%
December 1, 2010                      89.52%                         10.48%
June 1, 2011                          89.52%                         10.48%
December 1, 2011                      89.52%                         10.48%
June 1, 2012                          89.52%                         10.48%
December 1, 2012                      89.52%                         10.48%
June 1, 2013                          89.52%                         10.48%
December 1, 2013                      89.53%                         10.47%
June 1, 2014                          89.53%                         10.47%
December 1, 2014                      89.53%                         10.47%
June 1, 2015                          89.53%                         10.47%
December 1, 2015                      89.53%                         10.47%
June 1, 2016                          89.53%                         10.47%
December 1, 2016                      89.54%                         10.46%
June 1, 2017                          89.54%                         10.46%
December 1, 2017                      89.54%                         10.46%
June 1, 2018                          89.54%                         10.46%
December 1, 2018                      89.54%                         10.46%
June 1, 2019                          89.55%                         10.45%
December 1, 2019                      89.55%                         10.45%
June 1, 2020                          89.55%                         10.45%
December 1, 2020                      89.55%                         10.45%
June 1, 2021                          89.56%                         10.44%
December 1, 2021                      89.56%                         10.44%
June 1, 2022                          89.56%                         10.44%
December 1, 2022                      89.56%                         10.44%
June 1, 2023                          89.57%                         10.43%
December 1, 2023                      89.57%                         10.43%
June 1, 2024                          89.57%                         10.43%
December 1, 2024                      89.58%                         10.42%
June 1, 2025                          89.58%                         10.42%
December 1, 2025                      89.58%                         10.42%
June 1, 2026                          89.59%                         10.41%

December 1, 2026                      89.59%                         10.41%
June 1, 2027                          89.59%                         10.41%
December 1, 2027                      89.60%                         10.40%
June 1, 2028                          89.60%                         10.40%
December 1, 2028                      89.61%                         10.39%
June 1, 2029                          89.61%                         10.39%
December 1, 2029                      89.61%                         10.39%
June 1, 2030                          89.62%                         10.38%
December 1, 2030                      89.62%                         10.38%
June 1, 2031                          89.63%                         10.37%
December 1, 2031                      89.63%                         10.37%
June 1, 2032                          89.64%                         10.36%
December 1, 2032                      89.64%                         10.36%
June 1, 2033                          89.65%                         10.35%
December 1, 2033                      89.65%                         10.35%
June 1, 2034                          89.66%                         10.34%
December 1, 2034                      89.67%                         10.33%
June 1, 2035                          89.67%                         10.33%
December 1, 2035                      89.68%                         10.32%
June 1, 2036                          89.69%                         10.31%
December 1, 2036                      89.69%                         10.31%
June 1, 2037                          89.70%                         10.30%
December 1, 2037                      89.71%                         10.29%
June 1, 2038                          89.71%                         10.29%
December 1, 2038                      89.72%                         10.28%
June 1, 2039                          89.73%                         10.27%
December 1, 2039                      89.74%                         10.26%
June 1, 2040                          89.75%                         10.25%
December 1, 2040                      89.75%                         10.25%
June 1, 2041                          89.76%                         10.24%
December 1, 2041                      89.77%                         10.23%
June 1, 2042                          89.78%                         10.22%
December 1, 2042                      89.79%                         10.21%
June 1, 2043                          89.80%                         10.20%
December 1, 2043                      89.81%                         10.19%
June 1, 2044                          89.82%                         10.18%
December 1, 2044                      89.84%                         10.16%
June 1, 2045                          89.85%                         10.15%
December 1, 2045                      89.86%                         10.14%
June 1, 2046                          89.87%                         10.13%
December 1, 2046                      89.88%                         10.12%
June 1, 2047                          89.90%                         10.10%
December 1, 2047                      89.91%                         10.09%
June 1, 2048                          89.92%                         10.08%
December 1, 2048                      89.94%                         10.06%
June 1, 2049                          89.95%                         10.05%

December 1, 2049                      89.97%                         10.03%
June 1, 2050                          89.99%                         10.01%
December 1, 2050                      90.00%                         10.00%
June 1, 2051                          90.02%                         9.98%
December 1, 2051                      90.04%                         9.96%
June 1, 2052                          90.05%                         9.95%
December 1, 2052                      90.07%                         9.93%
June 1, 2053                          90.09%                         9.91%
December 1, 2053                      90.11%                         9.89%
June 1, 2054                          90.13%                         9.87%
December 1, 2054                      90.15%                         9.85%
June 1, 2055                          90.18%                         9.82%
December 1, 2055                      90.20%                         9.80%
June 1, 2056                          90.22%                         9.78%
December 1, 2056                      90.25%                         9.75%
June 1, 2057                          90.27%                         9.73%
December 1, 2057                      90.30%                         9.70%
June 1, 2058                          90.32%                         9.68%
December 1, 2058                      90.35%                         9.65%
June 1, 2059                          90.38%                         9.62%
December 1, 2059                      90.41%                         9.59%
June 1, 2060                          90.44%                         9.56%
December 1, 2060                      90.47%                         9.53%
June 1, 2061                          90.50%                         9.50%
December 1, 2061                      90.53%                         9.47%
June 1, 2062                          90.57%                         9.43%
December 1, 2062                      90.60%                         9.40%
June 1, 2063                          90.64%                         9.36%
December 1, 2063                      90.68%                         9.32%
June 1, 2064                          90.72%                         9.28%
December 1, 2064                      90.76%                         9.24%
June 1, 2065                          90.80%                         9.20%
December 1, 2065                      90.84%                         9.16%
June 1, 2066                          90.88%                         9.12%
December 1, 2066                      90.93%                         9.07%
June 1, 2067                          90.98%                         9.02%
December 1, 2067                      91.03%                         8.97%
June 1, 2068                          91.08%                         8.92%
December 1, 2068                      91.13%                         8.87%
June 1, 2069                          91.18%                         8.82%
December 1, 2069                      91.24%                         8.76%
June 1, 2070                          91.30%                         8.70%
December 1, 2070                      91.35%                         8.65%
June 1, 2071                          91.42%                         8.58%
December 1, 2071                      91.48%                         8.52%
June 1, 2072                          91.54%                         8.46%
December 1, 2072                      91.61%                         8.39%
June 1, 2073                          91.68%                         8.32%

December 1, 2073                      91.75%                         8.25%
June 1, 2074                          91.83%                         8.17%
December 1, 2074                      91.91%                         8.09%
June 1, 2075                          91.99%                         8.01%
December 1, 2075                      92.07%                         7.93%
June 1, 2076                          92.15%                         7.85%
December 1, 2076                      92.24%                         7.76%
June 1, 2077                          92.33%                         7.67%
December 1, 2077                      92.43%                         7.57%
June 1, 2078                          92.52%                         7.48%
December 1, 2078                      92.62%                         7.38%
June 1, 2079                          92.73%                         7.27%
December 1, 2079                      92.84%                         7.16%
June 1, 2080                          92.95%                         7.05%
December 1, 2080                      93.06%                         6.94%
June 1, 2081                          93.18%                         6.82%
December 1, 2081                      93.31%                         6.69%
June 1, 2082                          93.43%                         6.57%
December 1, 2082                      93.56%                         6.44%
June 1, 2083                          93.70%                         6.30%
December 1, 2083                      93.84%                         6.16%
June 1, 2084                          93.99%                         6.01%
December 1, 2084                      94.14%                         5.86%
June 1, 2085                          94.30%                         5.70%
December 1, 2085                      94.46%                         5.54%
June 1, 2086                          94.63%                         5.37%
December 1, 2086                      94.80%                         5.20%
June 1, 2087                          94.98%                         5.02%
December 1, 2087                      95.17%                         4.83%
June 1, 2088                          95.36%                         4.64%
December 1, 2088                      95.56%                         4.44%
June 1, 2089                          95.77%                         4.23%
December 1, 2089                      95.99%                         4.01%
June 1, 2090                          96.21%                         3.79%
December 1, 2090                      96.44%                         3.56%
June 1, 2091                          96.68%                         3.32%
December 1, 2091                      96.93%                         3.07%
June 1, 2092                          97.19%                         2.81%
December 1, 2092                      97.45%                         2.55%
June 1, 2093                          97.73%                         2.27%
December 1, 2093                      98.02%                         1.98%
June 1, 2094                          98.32%                         1.68%
December 1, 2094                      98.63%                         1.37%
June 1, 2095                          98.95%                         1.05%

December 1, 2095                      99.29%                         0.71%
June 1, 2096                          99.64%                         0.36%
December 1, 2096                      100.00%                        0.00%